Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Sono-Tek Corporation on Form S-8 (File No.’s 333-112913 and 333-216504) of our report dated May 27, 2021, with respect to our audit of the consolidated financial statements as of and for the year ended February 28, 2021 of Sono-Tek Corporation included in this Annual Report (Form 10-K) for the year ended February 28, 2021.

/s/ Friedman LLP

FRIEDMAN LLP
East Hanover, NJ
May 27, 2021